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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                                 June 14, 2000




                                                                             State or other jurisdiction
Exact name of registrant as      Address of principal executive              of incorporation or
specified in its charter;        offices; zip code; registrant's             organization; IRS Employer
Commission File No.:             telephone number, including area code:      Identification No.:
----------------------------    ----------------------------------------    -------------------------------
DQE, Inc.                         Cherrington Corporate Center,               Pennsylvania
1-10290                           Suite 100, 500 Cherrington Parkway,         25-1598483
                                  Coraopolis, PA 15108-3184
                                  412-269-0700

Duquesne Light Company            411 Seventh Avenue                          Pennsylvania
1-956                             Pittsburgh, PA  15219                       25-0451600
                                  412-393-6000
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Items 1-4.  Not applicable.

Item 5.  Other Events.

     On June 14, 2000, officers of DQE and its affiliates made a presentation to the Wall Street Utility Group. The following issues were discussed:

     With the sale of our generating plants, the electricity business will be a smaller part of DQE than historically, and the role of our administration infrastructure will be changing. As discussed in our Quarterly Report on Form
10-Q for the quarter ended March 31, 2000 (the "First Quarter 10-Q"), we have initiated a corporate center excellence project, through which we expect to reduce administrative costs by approximately $40 million by 2001. We also expect Duquesne Light Company to reduce costs by $50 million annually by the end of 2001, through its Best-in-Class expenditure-reducing initiative. We further expect Duquesne Light will achieve annual revenues of $300 million on the transmission and distribution business, and earn a 9 percent return on equity.
Also as previously discussed, due to the generation divestiture we are changing the capital structure of Duquesne Light, in connection with which we plan to continue aggressively repurchasing DQE common stock.

     DQE Systems, Inc. expects to achieve an overall 10 percent return on its investments by the end of 2000, comprised of 4 percent and 34 percent returns, respectively, on investments made by its propane and telecommunications subsidiaries. Further, we expect returns on investments by those subsidiaries of 10 percent and 44 percent in 2001.

     DQE Financial Corp. expects to achieve returns on investments in 2000 and 2001 of (1) 16 percent and 14 percent in structured finance, (2) 9 percent
(including an expected $5 million write-off of a coalbed methane investment) and 14 percent in alternative energy and (3) 31 percent and 23 percent in affordable housing.

     DQE Energy Services, Inc. expects to sell its E-Fuel(R) assets by the end of 2000, and expects to achieve a return on its investments in energy facility construction, operation and maintenance of 12 percent and 14 percent in 2000 and 2001.

     As discussed in the First Quarter 10-Q, in 2000 AquaSource, Inc. expects to sell its non-core assets (including its bottled water operations), achieve overall returns on its investments of 8 percent, and complete rate filings in Texas and Indiana. AquaSource further expects to improve its revenues by $6 million and $8 million in 2000 and 2001, and significantly increase its customer growth.

     As discussed in the First Quarter 10-Q, DQE Enterprises, Inc. expects to add to its portfolio of electronic commerce and energy technology businesses by investing in at least 10 new, principally early-stage companies in 2000. DQE
Enterprises anticipates that several of its portfolio companies will undertake capital raising and market valuation activities such as initial public offerings during the third and fourth quarters of 2000.

     All of the returns discussed above are on an unlevered basis, except with respect to DQE Financial, whose debt to equity ratio currently is 35:65.
Duquesne Light, DQE Systems, DQE Financial, DQE Energy Services, AquaSource and
DQE Enterprises are all wholly owned subsidiaries of DQE.

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     The foregoing statements are forward-looking, and the actual results may materially differ from those implied due to known and unknown risks and uncertainties, including but not limited to, the following:

     Our ability to centralize and streamline administrative functions to eliminate redundancies, as well as to retrain and redeploy administrative employees, will affect the ultimate amount of cost reductions at both DQE and Duquesne Light. Fluctuations in our common stock price could affect our repurchasing plans. Changing market conditions, weather conditions and demand for electric utility services could affect projected returns on equity, returns on investment and revenue levels at Duquesne Light. Changing market conditions, weather conditions and demand for water, gas and telecommunications utility services, and the availability of appropriate investment opportunities in those industries, could affect projected returns on investment and revenue levels at DQE Systems, DQE Financial and AquaSource. DQE Financial's projected returns will also be affected by the availability of appropriate investments, and active markets for the disposal of certain assets, in the structured finance, alternative energy and affordable housing areas, as well as additional minor adjustments regarding the coalbed methane investment. AquaSource's projected returns and revenues will also be affected by the outcome of the Texas and Indiana rate filings, which will depend on the determinations made by the public utility commissions in each state. The outcome of negotiations with purchasers will affect the sale of AquaSource's non-core assets and DQE Energy Services' E-
Fuel(R) assets. Customer energy demand, fuel costs and plant operations could affect DQE Energy Services' projected returns regarding energy facility investments. The availability of appropriate investment opportunities could affect DQE Enterprises' plans for additional technology investments. The volatility of the stock markets, as well as general business and economic conditions, could affect the potential for initial public offerings or other capital raising activities being made at any time by the companies in which we invest. Overall performance by DQE and its affiliates could be affected by the pending filing with the Public Utility Commission regarding transaction costs related to the generation asset auction and competitive transition charge recovery, the final outcome of the merger litigation with Allegheny Energy
Corporation, and by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services and prices.


Items 6-8.  Not applicable.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         DQE, Inc.
                                                     ----------------
                                                       (Registrant)


Date      June 14, 2000                           /s/ Morgan K. O'Brien
     ------------------------                -------------------------------
                                                       (Signature)
                                                    Morgan K. O'Brien
                                                Executive Vice President,
                                                  Corporate Development


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 Duquesne Light Company
                                             -------------------------------
                                                       (Registrant)

Date    June 14, 2000                             /s/ Stevan R. Schott
     ------------------------                -------------------------------
                                                       (Signature)
                                                    Stevan R. Schott
                                               Vice President and Controller

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